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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT




         We consent to the inclusion in this Registration Statement of Virtgame Corp. on Form SB-2 of our report dated March 9, 2003 (except for Note 12 as to which the date is March 31, 2003), appearing in the Annual Report on Form 10-KSB of Virtgame Corp. for the years ended December 31, 2002 and 2001 and to the reference to us under the heading "Experts" in such registration statement.



San Diego, California                           /s/  PKF
February 12, 2004                               Certified Public Accountants
                                                A Professional Corporation